Exhibit 99.2

BUSINESS COMBINATION OF APPLETON PAPERS AND HICKS ACQUISITION COMPANY II

CONFERENCE CALL SCRIPT

(Final Version as of May 15, 2012 at 6pm CT)

Conference Call Operator:

Good day. Welcome to this morning’s conference call to discuss the proposed business combination between Hicks Acquisition Company II and Appleton Papers.

[USUAL OPERATOR INSTRUCTIONS]

I’d now like to turn the call over to Christina Vest, President, CEO, and CFO of Hicks Acquisition Company II. Ms. Vest, please go ahead when you are ready.

Christina Vest:

Good morning everyone and welcome to our conference call. Thank you for joining us today to discuss the announced business combination of Hicks Acquisition Company II with Appleton Papers. Appleton is a leading manufacturer of specialty, high value-added coated paper products and a provider of proprietary encapsulation technologies used in consumer products.

It was also announced that when the transaction closes, Appleton will change its corporate name to Appvion. The new name combines the words “applied” and “innovation,” which better reflects the transformation of the business in recent years from a paper company to a business focused on coating formulations and applications, and specialty chemicals.

Before we get started I’d like to remind you that this call may include “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. As more fully discussed in our press release, such statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by our comments today. Actual results may differ materially from the forward-looking statements we make on this call. Hicks Acquisition Company II and Appleton Papers undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this call. All forward-looking statements we make today are qualified in their entirety by this cautionary statement.

With me here today is Tom Hicks, Founder and Chairman of Hicks Acquisition Company II; Mark Richards, Chairman and CEO of Appleton Papers; and Tom Ferree, Senior Vice President and CFO of Appleton.

A presentation is available on the web that provides an overview of both Appleton and the proposed transaction. Please go to Appleton’s web site, www.appletonideas.com, and click on “investor information” under the category “our company.” This same presentation can also be found on the SEC’s website at www.sec.gov by searching for the filings of Hicks Acquisition Company II, Inc.

I will now turn the call over to Tom Hicks, who will provide you with a summary and overview of the proposed transaction.

Tom Hicks:

Thank you, Christina, and good morning everyone.

Today we are excited to announce what we believe is a very compelling transaction that combines our SPAC with Appleton Papers, an industry leading producer of specialty paper and microencapsulation technologies. Upon consummation of the transaction, the combined enterprise will be listed on the NASDAQ stock exchange under the ticker symbol APVN. Prior to closing, Hicks Acquisition II’s shares will continue to trade on NASDAQ under the ticker symbol HKAC.

Appleton Papers was founded over 100 years ago and is a market leading manufacturer of specialty, high-value added coated paper products, including carbonless, thermal, and security papers. The Company creates product solutions for customers and end users through its development and use of proprietary coating formulations as well as microencapsulation and security technologies. Appleton has been 100% owned by its employee shareholders since November 2001.

Appleton is North America’s leading producer of thermal paper, a versatile paper used to make mission-critical tags, labels, and entertainment products as well as retail, restaurant and ATM receipts. Thermal paper production is a rapidly growing segment of Appleton’s operations, supported by proprietary, patented technologies.

Appleton also has a relatively new specialty chemical segment of its business which is also experiencing strong growth. It’s called Encapsys, a division that grew out of the Company’ pioneering work in microencapsulation. Appleton scientists have developed specific and proprietary product solutions using microencapsulation for the consumer products industry. Encapsys has a strong partnership with Procter & Gamble, and is working with other partners in industries such as beauty care, agriculture, pharmaceuticals, textiles, building products, and oil and gas.

Finally, Appleton has long been the world’s largest manufacturer of carbonless paper, a product the company helped introduce nearly 60 years ago. NCR PAPER and Appleton brands are among the most well-recognized and respected in the industry and are responsible for creating substantial free cash flow.

You may give very little thought to it, but thermal and carbonless paper products are something that you use every single day in a variety of ways.

During 2011, Appleton had revenue of $857 million and Adjusted EBITDA of $89 million. In 2012, the management team is forecasting revenue of $869 million with pro forma Adjusted EBITDA of $131 million. Much of that year-over-year pickup in EBITDA is the result of a transformative development that was announced in February between Domtar Corporation and Appleton that should lead to substantial cost savings and working capital improvement for Appleton. Mark will speak in greater detail about the arrangement with Domtar during his comments.

We are excited about the proposed merger between Appleton and Hicks Acquisition II for a number of reasons.

First, Appleton has demonstrated significant organic growth in its thermal and Encapsys businesses over the past few years and the outlook for future growth remains robust. Its strength in innovation, geographic expansion, and secure customers relationships has allowed it to grow these operations at rates that are multiples of the overall market. Appleton’s thermal segment increased EBITDA by 46% in the first quarter, and we believe Encapsys is just scratching the surface with both P&G and other branded product companies.

Second, the Domtar supply agreement and other structural changes to be undertaken during the merger transaction should significantly increase free cash flow through reduced capital expenditures and lower working capital requirements. The transaction will also provide Appleton’s ESOP plan with a publicly tradable security, alleviating the Company’s requirement to repurchase its own shares. This will free up additional cash that can be directed toward de-levering the business and paying a dividend to shareholders at the appropriate time.

Third, Appleton brings a strong management team with extensive industry experience. This team has a proven track record of successfully managing the business through cyclical downturns and changing industry trends. They’ve transformed the operations to focus on core business segments and have positioned the company for significant future growth.

Finally, this is a compelling transaction for all stakeholders. All of the cash proceeds, after expenses, in Hicks Acquisition II may be used by Appleton to pay down debt, invest in the company, buy back warrants or for other general corporate purposes since Appleton’s employee-owners are re-investing 100% of their equity. The transaction values Appleton at an attractive relative value of 6.1x 2012 Free Cash Flow (or EBITDA less capex) pro forma for the Domtar agreement.

In closing, we believe Appleton has all of the characteristics that are essential for a company to succeed in the public markets today. Most critically, Appleton has a world-class management team who has been very successful in transforming the company by focusing on its core, value-added capabilities, while reducing asset intensity and substantially increasing the Company’s strong free cash flow.

I’d like to now turn the call over to Mark Richards, who will continue in his roles as Chairman, President and CEO of Appleton once the deal is complete. Mark has a long history with Appleton, and has served in a variety of senior management roles within a diverse range of sectors that include industrial manufacturing and medical drugs and devices. We look forward to working with Mark and his entire leadership team.

Mark Richards:

Thanks, Tom. I’d like to begin by echoing Tom’s enthusiasm for the proposed combination between Appleton and Hicks Acquisition II. We think this partnership is a great opportunity for both sets of shareholders and should create significant value for all of us going forward.

The investment by Hicks Acquisition II will strengthen our balance sheet and provide greater financial flexibility to pursue continued growth and development of our company.

For our customers, they should see this proposal as another indication of our deep commitment to serving them with the products, service and value they expect from Appleton.

Our ESOP participants will benefit from Appleton’s increased financial strength and access to capital. They will also gain a more flexible investment, and greater potential for appreciation for that investment. For many that means an ongoing opportunity to contribute to and benefit from our company’s growth.

Everyone associated with Appleton should see the proposed combination of Appleton and Hicks Acquisition II as a strong and significant endorsement of our employees, our management team, the company we have built, and the way we plan to grow it.

Tom Hicks and his team have demonstrated time and again their ability to make smart, forward-looking decisions that create value. That’s a great fit to Appleton’s approach to doing business.

This proposed transaction will be the latest milestone in Appleton’s transformation from being a technical paper producer to a company focused on coating formulations and applications, and specialty chemicals.

The proposed deal complements another transformative agreement we recently reached. In February, we announced a 15-year strategic alliance agreement in which Domtar Corporation will supply Appleton with most of our uncoated base paper needs. The decision to buy most of our base paper from Domtar is a fundamental change to the way we source our paper products.

Domtar is North America’s largest uncoated free sheet paper producer operating best-in-class papermaking assets. The Domtar alliance enables Appleton to shut down higher cost, older assets, and significantly reduce working capital. The agreement was also designed to mitigate our exposure to unpredictable market costs for pulp and wastepaper. It accelerates Appleton’s transformation to, and narrows its focus on, core capabilities in coating formulations and applications, and specialty chemicals. When fully implemented in the fourth quarter of 2012, this innovative alliance should deliver incremental EBITDA of approximately $30 million per year. Let me repeat; the Domtar agreement is estimated to result in incremental EBITDA of approximately $30 million once the transition is fully implemented. The incremental EBITDA will be used to reduce debt, and invest in our growing, global thermal and Encapsys businesses.

We see significant opportunities for profitable growth in our thermal business where we have the broadest product portfolio of any North American producer, the most sophisticated asset base, and the fastest growing and largest market share in a product segment we invented.

The ongoing growth of our Encapsys microencapsulation business confirms broadening appeal of our technology, our expertise with specialty chemicals and our open collaboration approach with customers. We are pleased to have built a strong and expanding relationship with Procter & Gamble and have a robust pipeline of additional potential partners whose collaborations with Encapsys are at various stages of proof and development.

In addition, creating value for our shareholders by leveraging a unique combination of talent, experience and technologies across all our businesses, we operate with a core belief in operational excellence and continuous improvement. The Appleton culture is laser focused on understanding customer needs and delivering on them with speed and flexibility. The lean sigma culture is engrained across Appleton and continuously seeks to eliminate non-value adding activities as viewed by the customer. This “need for speed” mindset keeps everyone at Appleton focused on creating value.

When Charles Boyd founded our company, he did so with the idea that he could add value to products by formulating and applying specialty coatings to them. For more than 100 years the employees of Appleton have supported that founding vision. This opportunity to combine with Hicks Acquisition II is the latest milestone in our history of transformation and growth. I expect Charles Boyd would be pleased with what has become of his company and be confident about the prospect for its future. I know I am.

As Christina mentioned, to publicly reflect our tremendous transformation, when the transaction closes, we will also change the name of our company from Appleton Papers to Appvion. Appvion reflects both the heritage of Appleton and our commitment to applied innovation. We are no longer a paper company but a company that specializes in applying the innovations of specialty coating and microencapsulation technologies to paper and other materials. Appvion will be a fresh start with a new structure for our company and its long history of applied innovation.

Now I’d like to turn the call over to Tom Ferree, CFO of Appleton to provide some of the detail around the proposed terms of the transaction.

Tom Ferree:

Thanks, Mark. I will now go through the specifics of the deal.

As our press release indicates, the proposed transaction provides for a business combination between Hicks Acquisition II and Appleton Papers, and a related series of transactions, whereby the existing Hicks Acquisition II and Appleton shareholders will become equity holders in a combined enterprise. The public stockholders in Hicks Acquisition II who elect not to redeem their shares will continue to hold common stock in Hicks Acquisition II. Hicks Acquisition II, in turn, will hold equity interests in Appleton. The current Appleton shareholders will hold units in Appleton that are exchangeable into common stock of Hicks Acquisition II pursuant to an “UpC” structure. The “UpC” structure will also keep in place the potential to receive certain tax receivables benefits, 85% of which will be allocated to the current Appleton shareholders as part of the value to be received by them in connection with the transaction.

The transaction is valued at $675 million, and under the terms of the agreement, Appleton will receive up to $110 million in cash (net of fees and expenses) that may be used to reduce outstanding debt, invest in the company, buy back warrants or for other general corporate purposes. The transaction will be structured to preserve the Company’s existing capital structure, including bank credit facilities as well as first and second lien notes. Assuming that Appleton receives $110 million in cash, net leverage on a pro forma basis will be approximately 3.1x 2012 Pro Forma EBITDA of $131 million. This pro forma figure assumes a full year effect from the Domtar supply agreement and the corresponding closure of the West Carrollton, OH paper facility. This strategic move is believed to increase EBITDA by approximately $30 million on a run rate basis.

The transaction value of $675 million represents a 6.1x multiple on 2012 Pro Forma EBITDA less Capex. The Company’s pro forma fully diluted equity value will be approximately $260 million and pro forma net debt will be $413 million.

As Tom indicated, the existing Appleton management team, including Chairman, President, and CEO Mark Richards and I will continue to lead the Company. Furthermore, management will be making a substantial re-investment of their own funds in the transaction.

Appleton is currently owned by its employees through an employee stock ownership plan, or ESOP. Following the transition to a public entity, the ESOP structure will remain in place. Through the ESOP entity, Appleton employees will continue to own a significant portion of the public Company, retaining approximately 37% of the shares on a pro forma basis, assuming Appleton receives the maximum amount of cash proceeds from the SPAC. Under the terms of the proposed transaction, Appleton employees will also receive additional equity ownership consisting of up to 3.0 million earn-out shares that can be earned once Appleton’s share price reaches milestones at $12.50 and $15.00.

Hicks Acquisition II’s existing public shareholders, along with the sponsor entity controlled by Mr. Hicks, will own approximately 63% of Appleton’s common shares outstanding after the completion of the transaction, again assuming that Appleton receives the maximum amount of cash proceeds from the SPAC.

The aforementioned common stock ownership percentages are calculated as basic ownership and exclude warrants, earn-out shares, restricted stock units, and options from the ownership calculation. Pro forma for the transaction there will be 26.3 million fully diluted shares outstanding, assuming conversion of all units held by the ESOP into common stock of Hicks Acquisition II.

The Company’s board of directors will be comprised of the six existing independent directors, Mark Richards and two representatives of Hicks Acquisition II.

Completion of the merger will be subject to expiration or early termination of the applicable Hart-Scott-Rodino waiting period, Hicks Acquisition II and Appleton shareholder approval, as well as other customary closing conditions.

A proxy statement detailing the proposed transaction will be filed with the SEC this week.

I will now turn the call back to Mark for his closing remarks.

Mark Richards:

We are extremely excited to announce this transaction and the latest step in Appleton’s – soon to be Appvion’s – transformation. We think this is an excellent transaction for all stakeholders, beginning with our customers and our ESOP participants, and we look forward to speaking with each of you about it in the weeks to come. Thank you for your time today.